Exhibit 23.4

MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP

CERTIFIED PUBLIC ACCOUNTANTS

389 Mulberry Street • Post Office Box One • Macon, GA 31202

Telephone (478) 746-6277 • Facsimile (478) 743-6858

www.mmmcpa.com

RALPH S. McLEMORE, SR., CPA (1902-1981)
SIDNEY B. McNAIR, CPA (1913-1992)
RICHARD A. WHITTEN, JR., CPA
SIDNEY E. MIDDLEBROOKS, CPA, PC	ELIZABETH WARE HARDIN, CPA
RAY C. PEARSON, CPA	CAROLINE E. GRIFFIN, CPA
J. RANDOLPH NICHOLS, CPA	RONNIE K. GILBERT, CPA
WILLIAM H. EPPS, JR., CPA	RON C. DOUTHIT, CPA
RAYMOND A. PIPPIN, JR., CPA	CHESLEY P. CAWTHON, JR., CPA
JERRY A. WOLFE, CPA	CHARLES A. FLETCHER, CPA
W. E. BARFIELD, JR., CPA	MARJORIE HUCKABEE CARTER, CPA
HOWARD S. HOLLEMAN, CPA	BRYAN A. ISGETT, CPA
F. GAY McMICHAEL, CPA	DAVID PASCHAL MUSE, JR., CPA

November 17, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to (i) the incorporation in this Registration Statement on Form S-4 (the Registration Statement) of our report dated March 29, 2006, with respect to the financial statements of First Community Bank of Georgia (FCB) as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, included in FCB’s 2005 Annual Report and (ii) to the reference to our firm under the heading “Experts” in the Registration Statement.

McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP